Exhibit 4.12

This warrant and the underlying shares of Common Stock represented by this warrant have not been registered under the Securities Act of 1933 (the “Act”), and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

        Warrant No. PC2006-1(5.00)-# ________

***SECURITY WITH ADVANCED TECHNOLOGY, INC. ***
WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant to Purchase __________ Shares
(subject to adjustment as set forth herein)

Exercise Price $5.00 Per Share
(subject to adjustment as set forth herein)

VOID AFTER 3:00 P.M., MOUNTAIN TIME, ON SEPTEMBER 1, 2011

        THIS CERTIFIES THAT [________________________________], is entitled to purchase from Security With Advanced Technology, Inc., a Colorado corporation (hereinafter called the “Company”) at any time after April 3, 2007, but before 5:00 P.M., Denver Time, on September 1, 2011, at the purchase price of $5.00 per share (the “Exercise Price”), the number of shares (the “Shares”) of the Company’s common stock (the “Common Stock”) set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 4 below.

Section 1. Definitions.

        The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

The "Act." The Securities Act of 1933, as amended.

The "Commission." The Securities and Exchange Commission.

The “Company.” Security With Advanced Technology, Inc.

“Common Stock.” The Company’s Common Stock.

"Current Market Price." The Current Market Price shall be determined as follows:

(a)	if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc., the current market price shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be determined as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, “Bloomberg), or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system as reported by Bloomberg; or

                (b)        if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the average of the last reported highest bid and lowest asked prices quoted on the Electronic Bulletin Board operated by The Nasdaq Stock Market, Inc., as reported by Bloomberg, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Current Market Price is to be determined; or

                (c)        if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 6 below.

        “Exercise Date.”   April 3, 2007.

        "Exercise Price."    $5.00 per Share, as modified in accordance with Section 4, below.

        “Expiration Date.”   September 11, 2011.

        “Holder”or “Warrantholder.”    The person to whom this Warrant is issued and any valid transferee thereof pursuant to Section 3.1 below.

        "NASD."    The National Association of Securities Dealers, Inc.

        "Nasdaq."    The automated quotation system operated by the Nasdaq Stock Market, Inc.

        “Termination of Business.”    Any sale, lease or exchange of all, or substantially all, of the Company’s assets or business or any dissolution, liquidation or winding up of the Company.

        “Trading Day”    shall mean any day on which securities are generally traded during normal business hours on the Nasdaq National Market or on the principal securities exchange or trading market where the Common Stock is listed or traded, or if the Common Stock is not so listed or traded, any day on which securities are generally traded during normal business hours on the Nasdaq National Market.

         “Warrants.”    The warrants issued in accordance with the terms of this Agreement and any Warrants issued in substitution for or replacement of such warrants, including those evidenced by a warrant or warrants originally issued or issued upon division, exchange, substitution or transfer pursuant to this Agreement.

        “Warrant Shares.”    The Common Stock purchasable upon exercise of a Warrant including the Common Stock underlying unexercised portions of a Warrant.

        Section 2.    Term of Warrants; Exercise of Warrant.

         2.1.       Exercise of Warrant.   Subject to the terms of this Agreement, the Holder shall have the right, at any time prior to 5:00 p.m., Mountain Time, on the Expiration Date, to purchase from the Company up to the number of fully paid and non-assessable Shares to which the Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the Warrant to be exercised, together with the purchase form, or the Warrant Conversion Exercise Form in the case of a warrant conversion pursuant to Section 2.4 herein, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Holder).

        2.2.       Payment of Exercise Price.   Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

        2.3.       Issuance of Shares.   Upon such surrender of the Warrants and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 12 hereof, in respect of any fractional Shares otherwise issuable upon such surrender.

        2.4.       Conversion Right.   In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Holder shall have the right (the “Conversion Right”) to convert this Warrant or any portion thereof into Shares as provided in this Section 2.4 at any time after the Exercise Date or from time to time after the Exercise Date but prior to its expiration.

                   (a)        Upon exercise of the Conversion Right with respect to a particular number of Warrants (the “Converted Warrants”), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares computed using the following formula:

	X =	Y(A-B) A

Where:	X =	the number of Shares and/or Warrants to be issued to the Holder;

	Y =	the number of Shares and/or Warrants to be converted under this Warrant;

	A =	the average of the Current Market Price of one share of Common Stock for the five Trading Days immediately preceding the Conversion Date (as defined below); and

	B =	the Share Exercise Price.

No fractional Shares shall be issuable upon exercise of the Conversion Right, and if the number of Shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price.

                   (b)        The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company or at the office of the Company’s stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to the Warrant which are being surrendered on the reverse side of the Warrant, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant, or on such later date as is specified therein (the “Conversion Date”), but not later than the Expiration Date. Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Warrant Share and, in the case of a partial exercise a new Warrant evidencing the Warrant Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

        2.5.        Upon receipt of the Warrant by the company as described in Sections 2.1 or 2.4 above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

        Section 3.    Transferability and Form of Warrant

        3.1.       Limitation on Transfer.    Any assignment or transfer of a Warrant shall be made by the presentation and surrender of the Warrant to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, in the name of the new Holder or Holders as named in the Assignment Form, and the Warrant presented or surrendered shall at that time be canceled.

        3.2.       Exchange of Warrant.    Any Warrant may be exchanged for another Warrant or Warrants entitling the Warrantholder to purchase a like aggregate number of Shares as the Warrant or Warrants surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant as so requested.

        3.3.       Mutilated, Lost, Stolen, or Destroyed Warrant.    In case the Warrant or Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or Warrants, or in lieu of and substitution for the Warrant or Warrants lost, stolen or destroyed, a new Warrant or Warrants of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant’s cost. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

        3.4.       Form of Election.    The form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such officer prior to the delivery of such Warrant or did not hold such office on the date of the Warrant is issued. The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

        Section 4.    Adjustment of Number of Shares and Exercise Price.

        The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

        4.1.        Adjustments.    The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

                   (a)        In case the Company shall (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by classification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 4.1.(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                   (b)        In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive such rights, options, warrants, or convertible securities.

                   (c)        In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 4.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subparagraph (e) below of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                   (d)        No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 4.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                   (e)        Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                   (f)        Whenever the number of Shares purchasable upon exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                   (g)        For the purpose of this Section 4.1, the term “Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the Warrantholder’s right to purchase is on any other basis than that available to all holders of the Company’s Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section (4.)

                   (h)        Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

        4.2.       No Adjustment for Dividends.    Except as provided in Section 4.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

        4.3.       No Adjustment in Certain Cases.    No adjustments shall be made pursuant to Section 4 hereof in connection with the issuance of the Common Stock upon exercise of the Warrants. No adjustments shall be made pursuant to Section 4 hereof in connection with grant or exercise of options to purchase, or the issuance of shares of Common Stock under the Company’s director or employee benefit plan.

        4.4.       Preservation of Purchase Rights upon Reclassification, Consolidation, etc.    In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this Section 4.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4 hereof. The provisions of this Section 4.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

        4.5.       Par Value of Shares of Common Stock.   Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Stock upon exercise of the Warrants.

        4.6.       Independent Public Accountants.    The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

        4.7.       Statement on Warrants.    Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrants initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant, may be in the form so changed.

        4.8.       Treasury Stock.    For purposes of this Section 4, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

        Section 5.    Notice to Holders.

        If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

                   (a) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

                   (b) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

                   (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

                   (d)        the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                   (e) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

                   (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

                   (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company’s shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

                   (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

         Section 6.    Officers’ Certificate.

        Whenever the Exercise Price or the aggregate number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 4 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers’ certificate executed by the Company’s President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant.  Each such officers’ certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers’ certificate relating to that adjustment to the Holder or Holders of this Warrant.  The officers’ certificate described in this Section 6 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers’ certificate is delivered to the Holder or Holders of this Warrant.  The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment.  If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 19 below.  Failure to prepare or provide the officers’ certificate shall not modify the parties’ rights hereunder.

        Section 7.    Reservation of Warrant Shares.

        There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and un-issued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof.

        Section 8.    Restrictions on Transfer; Registration Rights.

        8.1.         Transfers to Comply with the Act.    This Warrant, the Warrant Shares, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrant Shares, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

(a)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.”

(b)	Any legend required by applicable state securities laws.

        Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions.

        8.2.         Registration Right.    The Warrant Securities are subject to the terms of a Registration Rights Agreement. Upon request, a copy of the Registration Rights Agreement is available, without charge, from the Company(.)

        Section 9.    Payment of Costs of Issuance.

        The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Warrant Shares.

        Section 10.    Fractional Shares

        No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant.  With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Price of that share.

        Section 11.     No Rights as Stockholder; Notices to Warrantholder.

        Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 4.1 (except subsections 4.1(e) and 4.1(h) or 4.4; or

(b) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 16 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

        Section 12.     Charges Due Upon Exercise.

        The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Shares upon the exercise of this Warrant. The Company shall also pay any attorney’s fees necessary to approve the issuance of Warrant Shares pursuant to Section 2.4, and/or any attorney’s fees necessary to approve the sale of the Warrant Shares received pursuant to Section 2.4, under Rule 144 of the Securities Act.

        Section 13.    Warrant Shares to be Fully Paid

        The Company covenants that all Warrant Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

        Section 14.     Notices

         Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

        (i)        If to a Warrantholder or a holder of Shares, addressed to the address set forth above.

        (ii)        If to the Company addressed to it at 489 Denver Avenue, Loveland, CO 80537, Attention: Secretary.

        Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

        Section 15.    Merger or Consolidation of the Company.

        The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 4.4 are complied with.

        Section 16.    Applicable Law

        This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

        Section 17.    Arbitration.

        The Company and the Holder, and by receipt of this Warrant or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section (19) to arbitration in Denver, Colorado, according to the Rules of the American Arbitration Association (or such other organization as the parties may agree to) from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern.  This agreement to arbitrate shall be specifically enforceable.  Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party.  The parties agree to abide by all awards rendered in any such proceeding.  These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado.  All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property.  No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

        Section 18.    Acceptance of Terms; Successors.

        By its acceptance of this Warrant, the Holder accepts and agrees to comply with all of the terms and provisions hereof. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 19.     Miscellaneous Provisions

                   (a)        Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Shares.

                   (b)        If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney’s fees and disbursements.

                   (c)        This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Warrantholder.

                   (d)        If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

                   (e)        The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

                   (f)        Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant.  Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Dated _____________________________

SECURITY WITH ADVANCED TECHNOLOGY, INC. By: ___________________________

PURCHASE FORM

Dated __________,_____

        The undersigned hereby irrevocably elects to exercise this warrant to the extent of purchasing ___________________ Shares of Security With Advanced Technology, Inc. and hereby tenders payment of the exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ____________________________________________ (please type or print in block letters)

Address ____________________________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

Name ____________________________________________ (please type or print in block letters)

Address ____________________________________________

the right to purchase Shares of Security With Advanced Technology, Inc. represented by this warrant to the extent of ______________ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature ________________________________ Dated _________________ , ____

Notice: the signature on this assignment must correspond with the name as it appears upon the face of this warrant in every particular, without alteration or enlargement or any change whatever.

WARRANT CONVERSION EXERCISE FORM

        Pursuant to Section 2.4 of the Warrant, the Holder hereby irrevocably elects to convert Warrants with respect to Shares of the Company into _________ Shares of the Company. A conversion calculation is attached hereto as Exhibit B-1.

The undersigned requests that certificates for such Shares be issued as follows:

Name: __________________________________________

Address: __________________________________________

Deliver to: __________________________________________

and that a new warrant for the balance remaining of the warrants, if any, subject to the warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Signature ________________________________ Dated _________________ , ____

Exhibit B-1

CALCULATION OF WARRANT CONVERSION

	X =	Y(A-B) A

Where:	X =	the number of Shares and/or Warrants to be issued to the Holder;

	Y =	the number of Shares and/or Warrants to be converted under this Warrant;

	A =	the average of the Current Market Price of one share of Common Stock for the five Trading Days immediately preceding the Conversion Date (as defined below); and

	B =	the Share Exercise Price.

Fractional Converted Shares    =   ______________________________________ (1)

(1)   Security With Advanced Technology, Inc. to pay for fractional Shares in cash @ $ _____________________ per Share.